MERIT SECURITIES CORPORATION,
                                   as Issuer,

                                       AND


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   as Trustee



                                  -------------



                              SERIES 10 SUPPLEMENT

                          Dated as of December 1, 1997,

                                       TO

                                    INDENTURE

                          Dated as of November 1, 1994,
                                   as amended,


                                  -------------



                              COLLATERALIZED BONDS

                                    Series 10

                                TABLE OF CONTENTS

                                                                                                               Page
SERIES 10 SUPPLEMENT..............................................................................................1
PRELIMINARY STATEMENT.............................................................................................1
GRANTING CLAUSES..................................................................................................1
   Section 1. Certain Defined Terms...............................................................................1
   Section 2. Designation; Principal Amount; Maturity.............................................................8
   Section 3. Date of the Bonds...................................................................................8
   Section 4. Book-Entry Bonds....................................................................................8
   Section 5. Denominations.......................................................................................9
   Section 6. Determination of Interest Payments..................................................................9
   Section 7. Application of Funds; Collateralization Fund.......................................................10
   Section 8. Places for Payment.................................................................................11
   Section 9. Redemption.........................................................................................12
   Section 10. Modification of Mortgage Certificates.............................................................12
   Section 11. Subordinated Bonds................................................................................12
   Section 12. Default...........................................................................................13
   Section 13. Repurchase of Directly Held Mortgage Loans........................................................14
   Section 14. Additional Obligations and Covenants of the Trustee...............................................14
   Section 15. Notice to the Rating Agencies.....................................................................14
   Section 16. Monthly Remittance Report.........................................................................15
   Section 17. Purchase of Delinquent Directly Held Loans by Issuer..............................................15
   Section 18. Amendments to Indenture...........................................................................15
   Section 19. Additional Covenants of the Issuer................................................................18
   Section 20. Ratification of Indenture.........................................................................19
   Section 21. Form of Bonds.....................................................................................19
   Section 22. Schedules.........................................................................................19
   Section 23. Counterparts......................................................................................19
   Section 24. Governing Law.....................................................................................19

SCHEDULE I        A.       MORTGAGE CERTIFICATES
                  B.       GROUP II LOANS
                  C.       COLLATERALIZATION FUND LOANS
SCHEDULE II       LOSS REIMBURSEMENT AGREEMENT
EXHIBIT 1-A1      FORM OF CLASS 1-A1 BONDS
EXHIBIT 1-A2      FORM OF CLASS 1-A2 BONDS
EXHIBIT 2-A1      FORM OF CLASS 2-A1 BONDS
EXHIBIT 2-A2      FORM OF CLASS 2-A2 BONDS
EXHIBIT B-1       FORM OF CLASS B-1 BONDS
EXHIBIT B-2       FORM OF CLASS B-2 BONDS
EXHIBIT B-3       FORM OF CLASS B-3 BONDS

                              SERIES 10 SUPPLEMENT



         THIS SERIES 10 SUPPLEMENT (this "Series Supplement"), dated as of December 1, 1997, by and between MERIT SECURITIES CORPORATION, a Virginia corporation (the "Issuer"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"), under an Indenture dated as of November 1, 1994, as amended by a First Supplemental Indenture dated as of December 1, 1997 (the "Original Indenture" and, as supplemented by this Series Supplement, the "Indenture"), recites and provides as follows:

                              PRELIMINARY STATEMENT

         Sections 4.01, 4.02 and 10.01 of the Original Indenture provide, among other things, that the Issuer, when authorized by its Board of Directors, and the Trustee may at any time and from time to time enter into an indenture supplemental to the Original Indenture for the purpose of authorizing a Series of Bonds and to specify certain terms of each Series of Bonds. The Board of Directors of the Issuer has duly authorized the creation of a Series of Bonds with an aggregate principal amount of $1,310,017,530 to be known as the Collateralized Bonds, Series 10 (the "Bonds"), which will consist of seven Classes of Bonds designated as provided herein to be secured by Mortgage Certificates and Trust Certificates representing Loans with an Aggregate Scheduled Principal Balance of $1,331,190,633.

                                GRANTING CLAUSES

         (a) To secure the payment of the principal of and interest on the Bonds in accordance with their terms, all the sums payable under the Original Indenture and this Series Supplement with respect to the Bonds and the performance of the covenants with respect to the Bonds contained in the Original Indenture and this Series Supplement, the Issuer hereby Grants to the Trustee, in trust and as collateral security as provided in the Original Indenture and this Series Supplement, for the benefit of the Bondholders, all the Issuer's right, title and interest in and to any and all benefits accruing to the Issuer from (i) the Group II Loans (and all substitutions therefor as provided by Section 3.11 of the Original Indenture), together with the related Loan Documents and the Issuer's interest in any Mortgaged Premises or Manufactured Home that secures a Group II Loan and that is acquired by foreclosure or deed in lieu of foreclosure after the Delivery Date, all Monthly Payments due after December 1, 1997, and all Curtailments or other principal prepayments received with respect to the Group II Loans during any Prepayment Period, (ii) any Substitute Loans, (iii) the Sales Agreement, except that the Issuer shall retain its right to fees under Section 9 thereof and shall retain and not assign its right to indemnification under Section 13 thereof, respectively, (iv) the Servicing Agreements, (v) the Master Servicing Agreement, (vi) any sub-servicing agreements, (vii) the Custody Agreement, (viii) the Standard Hazard Insurance Policies and the Primary Mortgage Insurance Policies, if any, and the Pool Insurance Policies, if any, for the Group II Loans and the Loss Reimbursement Agreement, (ix) the Title Insurance Policies, or other evidence of title permitted by the terms of the Custody Agreement, for the Group II Loans, if any,
(x) the Collateral Proceeds Account, the Collateralization Fund and the Surplus Account, whether in the form of cash, instruments, securities or other properties, (xi) the Trust Agreement, (xii) the Mortgage Certificates and all payments and distributions with respect to the Mortgage Certificates for which the record date therefor is after the Delivery Date and (xiii) the proceeds of all the foregoing (including, but not by way of limitation, all cash, proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables that at any time constitute all, or part of, or are included in the proceeds of, any of the foregoing) (items (i) through
(xiii) collectively, the "Trust Estate") to secure the Bonds; provided, however, that the Issuer shall evidence all its right, title and interest in the items listed in clauses (i) through (ix) in the form of one or more Trust Certificates.

         (b) The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof and of the Original Indenture and agrees to perform the duties herein or therein required in accordance with Article Seven of the Original Indenture to the end that the interests of the Bondholders may be adequately and effectively protected.

Section 1.        Certain Defined Terms.

         With respect to the Bonds and in addition to the definitions set forth in Section 1.01 of the Original Indenture, the following provisions shall govern the defined terms set forth below. Capitalized words and phrases used herein but not defined herein or in the Original Indenture shall have the meanings set forth in the Standard Provisions.

         "Accrual Period": With respect to each Payment Date, the period commencing on the 28th day of the preceding month through the 27th day of the month in which such Payment Date is deemed to occur (except that the first Accrual Period will be the period from the Closing Date through January 27,
1998).

         "Administrative Cost Rate": For each Loan, the sum of (i) the related Servicing Fee Rate, (ii) the related Master Servicing Fee Rate, (iii) the rate used to calculate premiums, if any, on mortgage pool and other insurance policies and certain other administrative expenses, if any, applicable to such Loan, (iv) the Bond Administration Fee Rate and (v) the fees of any Special Servicer, in each case attributable to that Loan.

         "Aggregate Scheduled Principal Balance of the Loans": On any Payment Date, the sum of (i) the product of (A) the principal balance of each Group I Loan and (B) a fraction the numerator of which is equal to the principal balance of the related Mortgage Certificates and the denominator of which is equal to the aggregate principal balance of all mortgage certificates of the series of mortgage certificates of which such Mortgage Certificates are a part and (ii) the aggregate Scheduled Principal Balance of the Group II Loans.

         "Available Funds": On each Payment Date the sum of (a) all payments or distributions received in respect of the Mortgage Certificates and deposited in the Collateral Proceeds Account (which represent substantially all the principal and interest (at the Net Rate) received in respect of the Group I Loans during the related Due Period) and (b) the sum of the following:

         (i) all payments of interest (including payments of Month End Interest) and principal with respect to the Group II Loans and any amounts in respect of any REO (including Liquidation Proceeds (net of liquidation expenses) and Insurance Proceeds) collected with respect to the related Due Period (or applicable Prepayment Period, in the case of unscheduled payments and other Liquidation Proceeds) with respect to Group II Loans and deposited in the Collateral Proceeds Account;

         (ii) any Advance of principal or interest due on a Group II Loan during the related Due Period with respect to Group II Loans deposited in the Collateral Proceeds Account (Advances with respect to interest only in the case of the Manufactured Home Loans subject to the Dynex Services Servicing Agreement);

         (iii) any Scheduled Payments with respect to the Group II Loans due during, but collected prior to, the related Due Period; and

         (iv) all amounts received in connection with (A) the purchase of any Group II Loan due to the delivery of defective Loan documentation or otherwise or (B) the purchase of a converted Group II Loan;

less (c) the sum of the following:

         (i) one-twelfth of the Administrative Cost Rate multiplied by the Scheduled Principal Balance of each Group II Loan (excluding the Servicing Fee Rate with respect to the Manufactured Home Loans subject to the Dynex Services Servicing Agreement);

         (ii) all amounts required as reimbursement for any Advances previously made on a Group II Loan upon the Liquidation of such Group II Loan;

         (iii) all amounts required to be reimbursed for any Non-Recoverable Advances with respect to the Group II Loans; and

         (iv) from and after the occurrence of an Event of Default, all sums due under the Indenture to the Trustee associated with the disposition of all or a portion of the Trust Estate or the exercise of any of the other remedies set forth in Article Six of the Indenture.

         "Aurora":  Aurora Loan Services Inc.

       "Aurora Servicing Agreement": Servicing agreement dated as of September 1, 1997, between Aurora and Lehman Capital, a Division of Lehman Brothers Holdings Inc., as assigned by Lehman Brothers Holdings Inc. to Dynex, by Dynex to IHC and by IHC to the Issuer.

         "Bond Administrator": Dynex as part of its responsibilities as Master Servicer.

         "Bond Administration Fee Rate": For each Loan, 0.02% per annum, which shall include the Trustee Fee Rate and, with respect to the Group II Loans covered by the Dynex Master Servicing Agreement, shall include the Master Servicing Fee.

         "Bond Payment Percentage": On each Payment Date, 100%; except that, upon the approval of the Issuer, if on any Payment Date (a) the Overcollateralization Amount is greater than or equal to the Target Overcollateralization Amount but only to the extent that the Overcollateralization Amount continues to equal or exceed the Target Overcollateralization Amount and (b) over the prior six months, the average Unpaid Principal Balance of the Group II Loans delinquent 60 days or more (including for this purpose any Group II Loans in foreclosure and REO) has not exceeded 6% of the average aggregate Unpaid Principal Balance of all Group II Loans, then the Bond Payment Percentage for such Payment Date will be the Bond Percentage for such Payment Date.

         "Bond Percentage": On each Payment Date, the aggregate outstanding principal balance of the Bonds divided by the then Aggregate Scheduled Principal Balance of the Loans, in each case as of such Payment Date (but not more than 100%).

       "Bonds": The Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class B-1, Class B-2 and Class B-3 Bonds.

       "Class A Certificates": The Trust Certificates identified as Class A Certificates.

       "Class B Certificates": The Trust Certificates identified as Class B Certificates.

         "Class 1-A1 Interest Rate": With respect to each Payment Date, the Class 1-A1 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.26%, subject to a cap of 10.00%, except that (i) for the initial Payment Date, the Class 1-A1 Interest Rate is 6.22% per annum; and (ii) the Class 1-A1 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.52% subject to a cap of 10.26%; provided that, if the Issuer redeems the Class 1-A1 Bonds through an Affiliate and the Class 1-A1 Bonds remain outstanding following such purchase, the Class 1-A1 Interest Rate shall not be increased as provided in this clause (ii).

         "Class 1-A2 Interest Rate": With respect to each Payment Date, the Class 1-A2 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.50%, subject to a cap of 10.00%, except that (i) for the initial Payment Date, the Class 1-A2 Interest Rate is 6.46% per annum; and (ii) the Class 1-A2 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.00% subject to a cap of 10.50%; provided that, if the Issuer redeems the Class 1-A2 Bonds through an Affiliate and the Class 1-A2 Bonds remain outstanding following such purchase, the Class 1-A2 Interest Rate shall not be increased as provided in this clause (ii).

         "Class 2-A1 Interest Rate": With respect to each Payment Date, the Class 2-A1 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.33%, subject to a cap of 10.00%, except that (i) for the initial Payment Date, the Class 2-A1 Interest Rate is 6.29% per annum; and (ii) the Class 2-A1 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.66% subject to a cap of 10.33%; provided that, if the Issuer redeems the Class 2-A1 Bonds through an Affiliate and the Class 2-A1 Bonds remain outstanding following such purchase, the Class 2-A1 Interest Rate shall not be increased as provided in this clause (ii).

         "Class 2-A2 Interest Rate": With respect to each Payment Date, the Class 2-A2 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.56%, subject to a cap of 10.00%, except that (i) for the initial Payment Date, the Class 2-A2 Interest Rate is 6.52% per annum; and (ii) Class 2-A2 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.12% subject to a cap of 10.56%; provided that, if the Issuer redeems the Class 2-A2 Bonds through an Affiliate and the Class 2-A2 Bonds remain outstanding following such purchase, the Class 2-A2 Interest Rate shall not be increased as provided in this clause (ii).

         "Class B-1 Interest Rate": With respect to each Payment Date, the Class B-1 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 0.75%, subject to a cap of 10.25%, except that (i) for the initial Payment Date, the Class B-1 Interest Rate is 6.71% per annum; and (ii) the Class B-1 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.25% subject to a cap of 10.75%; provided that, if the Issuer redeems the Class B-1 Bonds through an Affiliate and the Class B-1 Bonds remain outstanding following such purchase, the Class B-1 Interest Rate shall not be increased as provided in this clause (ii).

         "Class B-2 Interest Rate": With respect to each Payment Date, the Class B-2 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.00%, subject to a cap of 10.50%, except that (i) for the initial Payment Date, the Class B-2 Interest Rate is 6.96% per annum; and (ii) the Class B-2 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.50% subject to a cap of 11.00%; provided that, if the Issuer redeems the Class B-2 Bonds through an Affiliate and the Class B-2 Bonds remain outstanding following such purchase, the Class B-2 Interest Rate shall not be increased as provided in this clause (ii).

         "Class B-3 Interest Rate": With respect to each Payment Date, the Class B-3 Interest Rate per annum is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 1.75%, subject to a cap of 11.25%, except that (i) for the initial Payment Date, the Class B-3 Interest Rate is 7.71% per annum; and (ii) the Class B-3 Interest Rate per annum for any Payment Date following the first Payment Date on which the Issuer has the option to redeem the Bonds is One-Month LIBOR, as determined on the applicable Floating Rate Determination Date, plus 2.25% subject to a cap of 11.75%; provided that, if the Issuer redeems the Class B-3 Bonds through an Affiliate and the Class B-3 Bonds remain outstanding following such purchase, such Class B-3 Interest Rate shall not be increased as provided in this clause (ii).

         "Class Interest Rates": The Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class B-1, Class B-2 and Class B-3 Interest Rates.

         "Class Interest Rate": With respect to a Payment Date, the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class B-1, Class B-2 and Class B-3 Interest Rate, as applicable.

         "Clearing Agency": The Depository Trust Company or any successor depository selected by the Issuer.

         "Collateral": The Group II Loans (as evidenced by the Class A Certificates), the Mortgage Certificates and the Collateralization Fund (as evidenced initially by the Class B Certificates).

         "Collateral Value": With respect to each Group II Loan that is not a Discount Loan, the Scheduled Principal Balance of such Group II Loan, and, with respect to each Discount Loan, the Scheduled Principal Balance of such Loan multiplied by a fraction, the numerator of which will equal the Net Rate of such Loan and the denominator of which will equal 10%.

         "Collateralization Deposit": On each Payment Date an amount equal to the excess of (i) the aggregate of the Discount Principal Amounts for the immediately preceding Payment Date (or the Cut-off Date, in the case of the first Payment Date) over (ii) the aggregate of the Discount Principal Amounts for such Payment Date.

         "Collateralization Fund": The account established pursuant to Section 7(e) hereof.

         "Converted Loan": An Adjustable Rate Loan with respect to which the Borrower has complied with the applicable requirements to convert the rate to a fixed rate of interest, and such conversion has been processed by the applicable Servicer.

         "Current Interest": With respect to each Class of Bonds and each Payment Date, the sum of (i) the interest accrued at the applicable Class Interest Rate for the applicable Accrual Period on the outstanding principal balance of such Class, (ii) the excess of (A) interest accrued at the applicable Class Interest Rate with respect to prior Payment Dates over (B) the amount actually paid to such Class with respect to interest on such prior Payment Dates and (iii) interest on such excess at the applicable Class Interest Rate for such Accrual Period less (iv) the Interest Carryover Amount for such Class.

         "Countrywide":  Countrywide Homes, Inc.

         "Countrywide Servicing Agreement": Seller's warranties and servicing agreement dated as of September 1, 1997, between Greenwich Capital Financial Products, Inc., and Countrywide assigned by Greenwich Capital Financial Products, Inc., to Dynex, by Dynex to IHC and by IHC to the Issuer.

         "CPR": Constant Prepayment Rate, as calculated in accordance with industry standards.

         "Curtailment": Any partial prepayment of principal on a Group II Loan which otherwise is current.

         "Custody Agreement": The custody agreement dated as of December 23, 1997, between Texas Commerce Bank National Association, as trustee under the Trust Agreement, and Texas Commerce Bank National Association, as custodian.

         "Cut-off Date": As of the close of business on December 1, 1997. "Delivery Date": December 23, 1997.

         "Discount Loan": Each Level Payment Loan with a Net Rate less than 10% per annum identified as such on Schedule I hereto.

         "Discount Principal Amount": With respect to each Discount Loan on each Payment Date, an amount equal to the amount by which the Scheduled Principal Balance of such Discount Loan exceeds its Collateral Value.

         "Dynex":  Dynex Capital, Inc., a Virginia corporation.

         "Dynex Master Servicing Agreement": The master servicing agreement dated as of December 1, 1997, by and between the Issuer and Dynex, which incorporates therein the Standard Terms to the Master Servicing Agreement, June 1995 Edition.

         "Dynex Services": Dynex Financial, Inc., a Virginia corporation, doing business as Dynex Services.

         "Dynex Services Servicing Agreement": The servicing agreement dated as of December 1, 1997, by and between the Issuer and Dynex Services, which incorporates therein the Standard Terms to Servicing.

         "Eligible Investments": For purposes of the definition of Eligible Investments in the Indenture, references to long-term debt ratings in one of the two highest applicable categories from each Rating Agency shall be deemed to be ratings of "Aaa" or higher by Moody's Investors Service, Inc., and "AAA" or higher by Fitch IBCA, Inc. and references to commercial paper or short-term debt ratings in the highest applicable category from each Rating Agency shall be deemed to be "P-1" by Moody's Investors Service, Inc. and "F-1" by Fitch IBCA, Inc.

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

         "Floating Rate Determination Date": For each Accrual Period, the second London Banking Day prior to the commencement of such Accrual Period.

         "Group I Loans":  The Loans related to the Mortgage Certificates.

         "Group II Loans": The Mortgage Loans and Manufactured Home Loans listed on Schedule I hereto.

         "Group I Principal Payment Amount": On each Payment Date, the sum of
(i) the portion of Available Funds attributable to principal of the Group I Loans and (ii) to the extent required to be used to pay principal of the Bonds, a pro rata portion (based on principal balances of the Group I Senior Bonds and Group II Senior Bonds) of (a) a portion of the Interest Payment Amount to the extent provided in clause Sixth of Section 7(a) hereof and (b) any amount in the Collateralization Fund.

         "Group II Principal Payment Amount": On each Payment Date, the sum of
(i) the excess of (A) the portion of Available Funds attributable to principal of the Group II Loans over (B) the Collateralization Deposit with respect to Group II Loans and (ii) to the extent required to be used to pay principal of the Bonds a pro rata portion (based on principal balances of the Group I Senior Bonds and Group II Senior Bonds) of (a) a portion of the Interest Payment Amount to the extent provided in clause Sixth of Section 7(a) hereof and (b) any amount in the Collateralization Fund.

         "IHC":  Issuer Holding Corp., a Virginia corporation.

         "Interest Carryover Amount": With respect to each Class of Bonds and each Payment Date, the sum of (i) the product of (x) the outstanding principal balance of such Class and (y) one twelfth of the excess of (A) the Class Interest Rate for such Class over (B) the weighted average (by principal balance) of the Net Rates on the Loans, in each case with respect to such Payment Date, and (ii) any such product remaining outstanding with respect to prior Payment Dates, together with interest thereon at the applicable Class Interest Rate.

         "Interest Payment Amount": On each Payment Date, the sum of (i) the portion of Available Funds attributable to interest on the Loans and (ii) any interest earnings on the Collateralization Fund to the extent required to be used to pay Current Interest and any Interest Carryover Amount on the Bonds.

         "Level Payment Loan": A Group II Loan listed on Schedule I hereto that is not an ARM Loan.

         "Loans":  The Group I Loans and the Group II Loans.

         "London Banking Day": Any day on which commercial banks and foreign exchange markets settle payments in London and New York City.

         "Loss Reimbursement Agreement": Loss Reimbursement Agreement dated May 12, 1996, among Dominion Capital, Inc., Meritech Mortgage Services, Inc., Dynex (under its former name Resource Mortgage Capital, Inc., and the Issuer, a copy of which is attached as Schedule II.

         "Master Servicer": With respect to the Group II Loans covered by the Dynex Master Servicing Agreement, Dynex, its permitted successors and assigns; with respect to the Group II Loans covered by the RFC Master Servicing Agreement, RFC, its permitted successors and assigns with Dynex as "Master" Master Servicer; and, with respect to the Group I Loans, the person designated under the documents with respect to the related Mortgage Certificates.

         "Master Servicing Fee Rate": For each Group I Loan, the rate per annum designated as the master servicing (or administrator) rate for such Group I Loan in the documents with respect to the related Mortgage Certificates. For each Group II Loan covered by the Dynex Master Servicing Agreement, the Master Servicing Fee Rate is included in the Bond Administration Fee Rate; and for each Group II Loan covered by the RFC Master Servicing Agreement, the Master Servicing Fee Rate is included in the Servicing Fee Rate.

         "Mortgage Certificates": The mortgage certificates listed in Schedule I to this Series Supplement.

         "One-Month LIBOR": For each applicable Accrual Period, the per annum rate established in accordance with the provisions of Section 6(b) hereof.

         "Overcollateralization Amount": On each Payment Date, before giving effect to any payments to be made on such Payment Date, the excess, if any, of
(i) the sum of (A) the Aggregate Scheduled Principal Balance of the Loans and
(B) the balance in the Collateralization Fund over (ii) the aggregate outstanding principal balance of the Bonds.

       "Principal Payment Amount": On each Payment Date, the sum of the Group I Principal Payment Amount and the Group II Principal Payment Amount.

         "Prospectus": The Prospectus Supplement dated December 17, 1997, and the Prospectus dated December 8, 1997, of the Issuer with respect to the offer and sale of the Bonds.

         "Purchase Price": With respect to a Group II Loan purchased from the Trust Estate in accordance with Section 13 hereof, an amount equal to the Unpaid Principal Balance of the Group II Loan plus (i) if such Group II Loan is repurchased during a Prepayment Period that ends during the calendar month in which the repurchase occurs, accrued and unpaid interest thereon at the applicable Net Rate to the date of purchase, or (ii) if such Group II Loan is repurchased during a Prepayment Period that does not end during the calendar month in which the repurchase occurs, accrued and unpaid interest thereon at the applicable Net Rate through the end of the calendar month in which the purchase occurs. With respect to a Mortgage Certificate purchased from the Trust Estate in accordance with Section 7(b) of the Sales Agreement, an amount equal to the outstanding principal balance of the Group I Loans represented thereby plus accrued and unpaid interest thereon to the date of purchase at the applicable Mortgage Certificate's interest rate.

       "Rating Agency": Each of Moody's Investors Service, Inc., and Fitch IBCA, Inc.

         "Redemption Price": An amount equal to 100% of the aggregate Outstanding principal balance of the Class of Bonds redeemed plus accrued and unpaid interest (including any Interest Carryover Amount) through the applicable Accrual Date.

         "RFC": Residential Funding Corporation.

         "RFC Master Servicing Agreement": Collectively, the sale and servicing agreements dated as of September 30, 1997, and as of November 25, 1997, between RFC and Dynex, as assigned by Dynex to IHC and by IHC to the Issuer.

         "Sales Agreement": The Sales Agreement dated as of December 17, 1997, between the Issuer and IHC relating to the Collateral.

         "Senior Bonds": The Class 1-A1 and Class 1-A2 (collectively the "Group I Senior Bonds") and the Class 2-A1 and Class 2-A2 Bonds (collectively the "Group II Senior Bonds"); provided, however, that, for purposes of Section 12, after all such Senior Bonds have been paid in full, as provided in the definition of Subordinated Bonds.

         "Senior Overcollateralization Percentage": On the Delivery Date or any Payment Date, (x) the excess of (a) the sum of (A) the Aggregate Scheduled Principal Balance of the Loans and (B) the balance in the Collateralization Fund over (b) the aggregate outstanding principal balance of the Senior Bonds divided by (y) the aggregate outstanding principal balance of the Senior Bonds.

         "Senior Overcollateralization Test": The Senior Overcollateralization Test is met on any Payment Date if the Senior Overcollateralization Percentage on such Payment Date is at least twice the Senior Overcollateralization Percentage on the Delivery Date.

       "Series Year Reporting Date": December 1 of each year, commencing December 1, 1998.

         "Servicing Agreement": With respect to the Group II Loans, the Aurora Servicing Agreement, the Countrywide Servicing Agreement and the Dynex Services Servicing Agreement. With respect to the Group I Loans, the servicing agreements provided for with respect to the related Mortgage Certificates.

         "Servicing Fee Rate": For each Group I Loan, the rate per annum designated as the servicing rate for such Group I Loan in the documents with respect to the related Mortgage Certificates. For each Group II Loan, the rate per annum designated as the Servicing Fee Rate in the applicable Servicing Agreement.

         "Subordinated Bonds": The Class B-1, Class B-2 and Class B-3 Bonds; provided, however, for purposes of Section 12 hereof, that 91 days after the Senior Bonds are paid in full, the Class B-1 Bonds shall be Senior Bonds; 91 days after the Class B-1 Bonds are paid in full, the Class B-2 shall be Senior Bonds; and 91 days after the Class B-2 Bonds are paid in full, the Class B-3 Bonds shall be Senior Bonds.

         "Target Overcollateralization Amount": On any Payment Date, an amount equal to the greater of (i) the product of (a) twice the percentage represented by the initial Overcollateralization Amount and (b) the Aggregate Scheduled Principal Balance of the Loans and (ii) $100,000.

         "Trust Agreement": Trust Agreement dated as of December 1, 1997, among the Issuer, as depositor, Dynex Capital, Inc., as Master Servicer, and Texas Commerce Bank National Association, as trustee.

         "Trust Certificates": Trust Certificates issued pursuant to the Trust Agreement representing, in the case of the Class A Certificates, 100% of the ownership of the Group II Loans and, in the case of the Class B Certificates, 100% of the ownership of the loans to be deposited in the Collateralization Fund on the Delivery Date.

         "Trustee Fee Rate":  The rate of 0.0018% per annum for each Loan.

         Section 2.        Designation; Principal Amount; Maturity.

         The Bonds shall be designated generally as the Issuer's Collateralized Bonds, Series 10. The aggregate principal amount of Bonds that may be authenticated and delivered under this Series Supplement is limited to $1,310,017,530, except for Bonds authenticated and delivered upon registration of, transfer of or in exchange for, or in lieu of, other Bonds pursuant to Sections 3.04, 3.05 or 3.06 of the Original Indenture. The aggregate principal amount of Bonds shall be divided among seven Classes, having designations, initial principal amounts, designations as Senior Bonds or Subordinated Bonds, Bond Interest Rates and Stated Maturities as follows:

                       Initial Principal           Senior/           Bond Interest               Stated
     Designation             Amount             Subordinated             Rate                   Maturity
      Class 1-A1           $237,500,000        Senior                     (1)                December 28, 2016
      Class 1-A2           $394,001,020        Senior                     (2)                November 28, 2025
      Class 2-A1           $397,995,120        Senior                     (3)                May 28, 2025
      Class 2-A2           $207,000,000        Senior                     (4)                June 28, 2030
      Class B-1             $43,444,460        Subordinated               (5)                December 28, 2031
      Class B-2             $20,051,280        Subordinated               (6)                December 28, 2031
      Class B-3             $10,025,650        Subordinated               (7)                December 28, 2031


(1)  The Class 1-A1 Interest Rate.
(2)  The Class 1-A2 Interest Rate.
(3)  The Class 2-A1 Interest Rate.
(4)  The Class 2-A2 Interest Rate.
(5)  The Class B-1 Interest Rate.
(6)  The Class B-2 Interest Rate.
(7)  The Class B-3 Interest Rate.

Section 3.        Date of the Bonds.

         The Bonds that are authenticated and delivered by the Trustee to or upon the order of the Issuer on the Delivery Date shall be dated the Delivery Date. All other Bonds that are authenticated after the Delivery Date for any other purpose under the Indenture shall be dated the date of their authentication.

Section 4.        Book-Entry Bonds.

         The Bonds shall be Book-Entry Bonds and shall be issued initially as one or more certificates in the name of the Clearing Agency or its nominee. For all purposes, the Trustee shall deal with the Clearing Agency as the owner of such Book-Entry Bonds in accordance with Section 3.08 of the Original Indenture. The rights of Beneficial Owners of the Book-Entry Bonds shall be limited to those established by law and agreements between such Beneficial Owners and the Clearing Agency and Clearing Agency Participants. The Beneficial Owners of the Book-Entry Bonds shall not be entitled to certificated securities for the Book-Entry Bonds as to which they are the Beneficial Owners, except as provided below. Requests and directions from, and votes of, the Clearing Agency, as Holder, shall not be deemed to be inconsistent if they are made with respect to different Beneficial Owners. Without the consent of the Issuer and the Trustee, a Book-Entry Bond may not be transferred by the Clearing Agency except to another Clearing Agency that agrees to hold the Book-Entry Bond for the account of the respective Clearing Agency Participants and Beneficial Owners.

         None of the Issuer, the Bond Administrator, any Master Servicer or the Trustee will have any liability for any aspect of the records relating to or payment made on account of Beneficial Owners of the Book-Entry Bonds held by the Clearing Agency, or for maintaining, supervising or reviewing any records relating to such Beneficial Owners.

         The Book-Entry Bonds will be issued in fully registered, certificated form to Beneficial Owners of Book-Entry Bonds or their nominees, rather than to the Clearing Agency or its nominee, only if (a) the Issuer advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Bonds and the Issuer is unable to locate a qualified successor within 30 days or (b) the Issuer, at its option, elects to terminate the book-entry system operating through the Clearing Agency.

         Upon the occurrence of either event described in the immediately preceding paragraph, the Trustee is required to notify the Clearing Agency, which in turn will notify all Beneficial Owners of Book-Entry Bonds through Clearing Agency Participants, of the availability of Certificated Bonds. Upon surrender by the Clearing Agency of the certificates representing the Book-Entry Bonds and receipt of instructions for re-registration, the Trustee will reissue the Book-Entry Bonds as Certificated Bonds to the Beneficial Owners identified in writing by the Clearing Agency. Such Certificated Bonds shall not constitute Book-Entry Bonds.

Section 5.        Denominations.

         The Bonds will be registered in one or more certificates in the name of a nominee of the Clearing Agency, and beneficial interests will be held by investors through the book-entry facilities of the Clearing Agency in minimum denominations of $100,000 and increments of $1,000 in excess thereof, except that one Bond of each Class may be issued in a different denomination.

Section 6.        Determination of Interest Payments.

         (a) Each Class of Bonds will be entitled to receive on each Payment Date an amount equal to the Current Interest and Interest Carryover Amount for such Class for such Payment Date.

         (b) One-Month LIBOR shall be determined as follows:

         On each Floating Rate Determination Date, the Bond Administrator will determine the arithmetic mean of the London Interbank Offered Rate ("LIBOR") quotations for one-month Eurodollar deposits ("One-Month LIBOR") for the succeeding Accrual Period on the basis of the offered LIBOR quotations provided to the Bond Administrator as of 11:00 a.m. (London time) on such Floating Rate Determination Date. As used herein with respect to a Floating Rate Determination Date, "Reference Banks" means four leading banks engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Bloomberg Screen LIUS01M Index Page on the Floating Rate Determination Date in question and (iii) which have been designated as such by the Bond Administrator and are able and willing to provide such quotations to the Bond Administrator on each Floating Rate Determination Date; and "Bloomberg Screen LIUS01M Index Page" means the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other pages as may replace such page on that service for the purpose of displaying LIBOR quotations of major banks). If any Reference Bank should be removed from the Bloomberg Screen LIUS01M Index Page or in any other way fails to meet the qualifications of a Reference Bank, the Bond Administrator may, in its sole discretion, designate an alternative Reference Bank.

         On each Floating Rate Determination Date, One-Month LIBOR for the next succeeding Accrual Period will be established by the Bond Administrator as follows:

                    (i) If on any Floating Rate Determination Date two or more of the Reference Banks provide offered One-Month LIBOR quotations on the Bloomberg Screen LIUS01M Index Page, One-Month LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places).

                   (ii) If on any Floating Rate Determination Date only one or none of the Reference Banks provides such offered quotations, One-Month LIBOR for the next Accrual Period will be the higher of (x) One-Month LIBOR as determined on the previous Floating Rate Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum that the Bond Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rate that New York City banks selected by the Bond Administrator are quoting, on the relevant Floating Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Bond Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Bond Administrator are quoting on such Floating Rate Determination Date to leading European banks.

                  (iii) If on any Floating Rate Determination Date the Bond Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, One-Month LIBOR for the next applicable Accrual Period will be One-Month LIBOR as determined on the previous Floating Rate Determination Date.

           Notwithstanding the foregoing, One-Month LIBOR for the next succeeding Accrual Period shall not be based on One-Month LIBOR for the previous Accrual Period for two consecutive Floating Rate Determination Dates. If, under the priorities described above, One-Month LIBOR for the next succeeding Accrual Period would be based on One-Month LIBOR for the previous Floating Rate Determination Date for the second consecutive Floating Rate Determination Date, the Bond Administrator shall select an alternative index (over which the Bond Administrator has no control) used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent third party.

           The establishment of One-Month LIBOR (or an alternative index) by the Bond Administrator and the Bond Administrator's subsequent calculation of the applicable Class Interest Rates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

Section 7.        Application of Funds.

         (a) On each Payment Date, the Interest Payment Amount will be applied in the following order of priority:

       First, to pay Current Interest and any Interest Carryover Amount with respect to the Senior Bonds; provided, however, that, if the Interest Payment Amount is not sufficient to pay the full amount of Current Interest and any Interest Carryover Amount on the Senior Bonds, the Interest Payment Amount will be applied pro rata based on Current Interest and any Interest Carryover Amount otherwise payable with respect to the Senior Bonds;

       Second, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-1 Bonds;

       Third, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-2 Bonds;

       Fourth, to pay Current Interest and any Interest Carryover Amount with respect to the Class B-3 Bonds;

       Fifth, to pay the Servicing Fee with respect to the Manufactured Home Loans subject to the Dynex Services Servicing Agreement;

       Sixth, to be applied to the Group I Principal Payment Amount and Group II Principal Payment Amount pro rata to the extent necessary to cause the Overcollateralization Amount to be not less than the product of 1.6% and the Outstanding Principal Amount of the Bonds; and

       Seventh, any remainder to be released to the Issuer as Surplus.

         (b) On each Payment Date, the product of the Bond Payment Percentage and the Group I Principal Payment Amount will be applied in the following order of priority:

         First, to pay principal of the Class 1-A1 and Class 1-A2 Bonds, such principal to be paid sequentially in that order so that no such payment will be made to the Class 1-A2 Bonds until the Class 1-A1 Bonds have been paid in full; provided, however, that, on any Payment Date on which the aggregate principal balance of the Senior Bonds is equal to or greater than the sum of (i) the Aggregate Scheduled Principal Balance of the Loans and (ii) the amount in the Collateralization Fund, the Group I Principal Payment Amount will be paid pro rata to the Class 1-A1 and Class 1-A2 Bonds (based on principal balances) and not sequentially;

         Second, to pay principal of the Class 2-A1 and Class 2-A2 Bonds (on the same basis as the Group II Principal Payment is applied to pay such Bonds) to the extent required to cause the Senior Overcollateralization Test to be met;

         Third,     to pay principal of the Class B-1 Bonds until paid in full;

         Fourth,    to pay principal of the Class B-2 Bonds until paid in full;

         Fifth, to pay principal of the Class B-3 Bonds until paid in full; and

         Sixth,     any remainder to be released to the Issuer as Surplus.

         (c) On each Payment Date, the product of the Bond Payment Percentage and the Group II Principal Payment Amount will be applied in the following order or priority:

         First, to pay principal of the Class 2-A1 and Class 2-A2 Bonds, such principal to be paid sequentially in that order so that no such payment will be made to Class 2-A2 Bonds until the Class 2-A1 Bonds have been paid in full; provided, however, that, on any Payment Date on which the aggregate principal balance of the Senior Bonds is equal to or greater than the sum of (i) the Aggregate Scheduled Principal Balance of the Loans and (ii) the amount in the Collateralization Fund, the Group II Principal Payment Amount will be paid pro rata to the Class 2-A1 and Class 2-A2 Bonds (based on principal balances) and not sequentially;

         Second, to pay principal of the Class 1-A1 and Class 1-A2 Bonds (on the same basis as the Group I Principal Payment is applied to pay such Bonds) to the extent required to cause the Senior Overcollateralization Test to be met;

         Third,    to pay principal of the Class B-1 Bonds until paid in full;

         Fourth,   to pay principal of the Class B-2 Bonds until paid in full;

         Fifth,  to pay principal of the Class B-3 Bonds until paid in full; and

         Sixth, any remainder to be released to the Issuer as Surplus.

         (d) All payments made with respect to each Class of Bonds on each Payment Date shall be allocated pro rata among the Outstanding Bonds of such Class. All payments or allocations of amounts in the Collateral Proceeds Account, Collateralization Fund and Surplus Account and all payments made by the Trustee under any section hereof or under the Original Indenture shall be made in accordance with written instructions of the Bond Administrator.

         (e) On the Delivery Date, the Issuer will establish a fund (the "Collateralization Fund") with the Trustee and deposit therein the Class B Certificates and any payments thereon. On each Payment Date, the Trustee is required based on written information provided to the Trustee by the Bond Administrator at least two Business Days prior to such Payment Date: (a) to deposit in the Collateralization Fund from the principal portion of the Available Funds an amount equal to the Collateralization Deposit; (b) to apply interest earnings on Eligible Investments and the Class B Certificates on deposit in the Collateralization Fund: (i) first, to pay interest on the Bonds if the portion of Available Funds attributable to interest is less than the sum of the Current Interest and any Interest Carryover Amounts on all Classes of the Bonds and (ii) second, to pay principal of the Bonds to the extent necessary to cause the Overcollateralization Amount to be not less than the product of 1.62% and the Outstanding Principal Amount of the Bonds; (c) to apply amounts in the Collateralization Fund to the payment of principal of the Bonds if, after giving effect to the application of the portion of Available Funds attributable to principal to pay the principal of the Bonds, the aggregate principal balance of the Bonds equals or exceeds the Aggregate Scheduled Principal Balance of the Loans; and (d) to release from the Collateralization Fund to the Issuer: (i) any interest earnings on Eligible Investments and the Class B Certificates on deposit in the Collateralization Fund not required to be applied as set forth in clause (b) above and (ii) the amount, if any, by which the excess of (x) the sum of (A) the Aggregate Scheduled Principal Balance of the Loans and (B) the balance in the Collateralization Fund over (y) the principal balance of the Bonds exceeds the Target Overcollateralization Amount (calculated after all payments have been made on the Bonds for such Payment Date).

Section 8.        Places for Payment.

         Payments to the Holders of each Class of Bonds on any Payment Date will be made to the Holders of record of the respective Class on the related Record Date. Payments on the Book-Entry Bonds shall be made to the Clearing Agency by wire transfer. The Trustee may charge any Holder its standard wire transfer fee for any payments made by wire transfer.

Section 9.        Redemption.

         The Issuer may, at its option, redeem any Class of Bonds, in whole, but not in part, on any Payment Date on or after the earlier of (i) December 28, 2004, and (ii) the Payment Date on which, after taking into account payments of principal to be made on such Payment Date, the aggregate Outstanding principal balance of the Bonds is less than 35% of the aggregate principal balance of the Bonds issued on the Delivery Date. In addition, the Issuer may redeem a Class or Classes of Bonds in whole, but not in part, at any time upon a determination by the Issuer, based upon an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Estate, that a substantial risk exists that Bonds of the Class to be redeemed will not be treated for federal income tax purposes as evidences of indebtedness. Until each Class of Bonds is retired, any optional redemption of a Class of Bonds shall be treated as a purchase of such Bonds, with the result that there will be no acceleration of principal payments on any Class of Bonds not redeemed. Any redemption of a Class of Bonds shall be made at the Redemption Price for such Class.

Section 10.       Modification of Mortgage Certificates.

         (a) The Issuer may direct the Trustee to take any action the Issuer deems appropriate to cause the "REMICs" with respect to which the Mortgage Certificates constitute the "regular" and "residual" interests to effect a "qualified liquidation" (as defined in section 860F of the Internal Revenue Code of 1986) provided that the Issuer shall have furnished to the Trustee:

                  (i) an Opinion of Counsel to the effect that the action to be taken at the direction of the Issuer constitutes a qualified liquidation; and

                  (ii) an Officer's Certificate to the effect that such action will not materially impair the security provided by the Mortgage Certificates.

         (b) Neither the Trustee nor the Issuer shall take any action to redeem the Mortgage Certificates or Trust Certificates prior to the earliest date on which the Issuer is permitted to redeem the Bonds (without giving effect to any redemption of the Mortgage Certificates or Trust Certificates); provided, however, that the Trustee, at the direction of the Issuer, shall dissolve or otherwise eliminate the trust agreements pursuant to which any of the Mortgage Certificates or Trust Certificates were issued and hold the collateral therefor directly if (i) the Trustee receives an Officer's Certificate to the effect that the Trustee will continue to be the beneficiary of all credit enhancement for such collateral to the same extent as it was as the holder of any such Mortgage Certificates or Trust Certificates or (ii) the Rating Agencies confirm that dissolving or eliminating the trust agreements will not adversely affect the ratings on the Bonds.

         (c) The Trustee as the registered holder or beneficial owner of the Mortgage Certificates or the Trust Certificates may not give any consents or instructions with respect thereto without the prior written direction of the Issuer.

Section 11.       Subordinated Bonds.

         (a) The Issuer may issue one or more classes of additional bonds secured by the Trust Estate that are fully subordinated ("Subordinated Bonds") to the Bonds originally issued on the Delivery Date; provided, however, that the issuance thereof will be subject to satisfaction of the following conditions:
(i) confirmation by each Rating Agency that the issuance of the Subordinated Bonds will not result in the downgrading of the credit rating of any outstanding Class of Bonds and (ii) delivery to the Trustee of an Opinion of Counsel to the effect that: (A) such Subordinated Bonds will be treated as indebtedness for federal income and franchise tax purposes, (B) such issuance will not adversely affect the characterization of any Outstanding Bonds for federal income or franchise tax purposes and (C) such issuance will not cause a taxable event to the Holders of any Outstanding Bonds.

         (b) The issuance of Subordinated Bonds shall be evidenced by a supplement to this Indenture Supplement. The Trustee shall be authorized to issue such Subordinated Bonds upon (i) receipt of an Issuer Order accompanied by a form of supplement and the written consent of each Rating Agency; (ii) receipt of an Opinion of Counsel to the general effect set forth in Section 4.01(3) of the Original Indenture; and (iii) satisfaction of the conditions described in
Section 10(a) hereof.

Section 12.       Default.

         An Event of Default means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (i) on any Payment Date, Default in the payment of Current Interest on any Senior Bond when the same shall become due and payable, which Default shall continue for a period of five days; or

         (ii) on the applicable Stated Maturity Date, Default in the payment in full of the outstanding principal balance of any Senior Bond; or

         (iii) on any Payment Date, the sum of (A) the Aggregate Scheduled Principal Balance of the Loans and (B) the balance in the Collateralization Fund is less than the outstanding principal balance of the Senior Bonds; or

          (iv) Default in the performance, or breach, of any covenant or warranty of the Issuer in the Indenture (other than a Default in the performance of or breach of any covenant or warranty referred to in the preceding paragraph) or in Article Nine of the Original Indenture, and continuance of such Default or breach for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or by the Holders of at least 66% of the then outstanding principal balance of the Bonds, a written notice specifying such Default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

         (v) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (vi) the institution by the Issuer of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

         Upon the occurrence of a Default with respect to any Class of Bonds (without regard to the passage of time or giving of notice, or both) and the continuance of such Default for 60 days, the Trustee is required to resign as trustee for the Subordinated Bonds. The Issuer is required in such circumstances to appoint one or more separate trustees for the Holders of the Subordinated Bonds; provided, however, that if the Issuer fails to appoint such separate trustees within 15 days thereafter, the Trustee shall immediately petition a court of competent jurisdiction to appoint such separate trustees.

         Each Bondholder shall be deemed to have agreed, by its acceptance of its Bond, not to file, or join in filing, any petition in bankruptcy or commence any similar proceeding in respect of the Issuer for a period of one year and one day following the payment in full of the Bonds and any other bonds of the Issuer and to treat its Bonds as debt instruments for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income.

Section 13.       Repurchase of Group II Loans.

         The Trustee shall release from the lien of the Indenture any Group II Loan, Mortgage Certificate or Trust Certificate that has been repurchased in accordance with the terms of the Sales Agreement. In order to obtain such release, the Issuer must remit, or cause to be remitted, to the Trustee the amount of the Purchase Price therefor, which the Trustee shall treat as a prepayment in full thereof. Upon the conversion of any Group II Loan that is an ARM Loan to a fixed rate, the Issuer shall either cause such Group II Loan to be repurchased or shall cause such Loan to be treated as partially repurchased by giving notice to the Trustee of that election and of the portion of the principal amount of such Loan to be treated as prepaid (the portion to be prepaid being the Scheduled Principal Balance of such Loan multiplied by a fraction the number of which is 10% less the fixed Net Rate on such Loan and the denominator of which is 10%). Any such Loan shall not be released but the Scheduled Principal Balance of such Loan shall be treated as reduced by the amount so treated as prepaid; all subsequent interest payments on such Loan shall be deposited in the Collateral Proceeds Account and all subsequent principal payments on such Loan shall be applied pro rata to (i) payment of the remaining principal amount of such Loan by depositing such amounts in the Collateral Proceeds Account and (ii) payment to or upon the order of the Issuer directly in reduction of the principal amount treated as prepaid.

         The Issuer shall cooperate with the Trustee in assuring the enforcement by the Trustee of the Loss Reimbursement Agreement.

Section 14. Additional Obligations and Covenants of and Protection for the Trustee.

         (a) The Trustee shall be obligated to demand payments or distributions due in respect of the Mortgage Certificates and to make Advances with respect to the Group II Loans in accordance with the terms of the Master Servicing Agreement if Dynex as Master Servicer or Bond Administrator fails to make a required Advance; provided, however, that the Trustee shall not be obligated to make an Advance that it deems unrecoverable. The Trustee is entitled to rely upon any determination by the Bond Administrator that an Advance is unrecoverable.

         (b) The Trustee shall exercise all rights and remedies available to it as third-party beneficiary of the Sales Agreement, including but not limited to, enforcing the obligation of IHC to repurchase (or substitute) Group II Loans in accordance with Section 7 thereof.

         (c) The Trustee acknowledges that the Bond Administrator, and not the Issuer, is obligated to pay its compensation and reimbursement pursuant to
Section 7.07 of the Original Indenture.

         (d) So long as any debt instrument issued by the Issuer is outstanding and for 91 days thereafter, the Trustee will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law against the Issuer.

         (e) The Trustee shall not be liable for the acts of Dynex Services, as Servicer for the Manufactured Home Loans.

Section 15.       Notice to the Rating Agencies.

         The Issuer shall use its best efforts promptly to provide notice to the Rating Agencies of any of the following events of which it has actual knowledge:

         (a) any material change to or amendment of this Series Supplement or the Original Indenture;

         (b) the occurrence of any Default or Event of Default that has not been cured;

         (c)      the resignation or termination of the Trustee;

         (d)      the substitution of Collateral; and

         (e)      the final payment to Bondholders.

         In addition, the Issuer shall provide to the Rating Agencies (i) each month a copy of the Monthly Remittance Report and (ii) within 90 days after the end of each calendar year a report on delinquencies and foreclosures occurring with respect to the Group II Loans during such calendar year.

Section 16.       Monthly Remittance Report.

         The Monthly Remittance Report required pursuant to Section 12.09 of the Original Indenture shall also contain the following information with respect to each Payment Date:

         (a)      Available Funds;

         (b) the Interest Payment Amount, the Principal Payment Amount and, so long as any Senior Bonds remain outstanding, the Group I Principal Payment Amount and the Group II Principal Payment Amount;

         (c)      the Overcollateralization Amount; and

         (d) the extent to which the Principal Payment Amount is derived from a transfer from the Collateralization Fund.

Section 17.       Purchase of Delinquent Group II Loans by Issuer.

         The Issuer may, but is not obligated to, purchase on any Payment Date any Group II Loan that is delinquent in payment by 90 days or more for a price equal to the Unpaid Principal Balance of such Group II Loan plus accrued and unpaid interest thereon at the related Net Rate through the Payment Date following the date of purchase.

Section 18.       Amendments to Indenture.

         Only for the purposes of this Series Supplement and only with respect to the Bonds, the following amendments to the Original Indenture are hereby made:

                  (a) Section 1.01 of the Original Indenture is amended by deleting the definition of "Corporate Trust Office" and inserting in lieu thereof the following:

                           "Corporate Trust Office": The principal corporate
                  trust office of the Trustee presently located at 600 Travis, 10th Floor, Houston, Texas 77002, Attention: Global Trust Services MERIT 10 for purposes of Section 9.02, the office of Texas Commerce Trust Company of New York, 55 Water Street, North Building, Room 234, Windows 20 and 21, New York, New York 10041, or at such other address as the Trustee may designate from time to time by notice to the Bondholders and the Issuer or the principal corporate trust office of any successor Trustee.

                  (b) Section 1.01 of the Original Indenture is amended by inserting before the period at the end of the definition of "Mortgaged Premises" the following:

                  or, in the case of a Loan that is a Manufactured Home Loan, the Manufactured Home securing such Manufactured Home Loan.

                  (c) Section 1.01 of the Original Indenture is amended by inserting before the period at the end of the definition of "Note Rate" the following:

                  as reduced by the application of any Soldiers' and Sailors' Shortfall.

                  (e) Section 1.01 of the Original Indenture is amended by deleting in the definition of "Prepayment Period" and substituting therefor the following:

                  "Prepayment Period": For each Payment Date with respect to each Loan: (a) with respect to Liquidations and other prepayments in full, the "prepayment period" specified in the Servicing Agreement pursuant to which such Loan is serviced, which prepayment period ends not later than 5 days prior to such Payment Date except in the case of the first Payment Date, in which case the Prepayment Period will include the period from and including the Cut-off Date (except for any prepayments received after the Cut-off Date but in the Aggregate Scheduled Principal Balance of the Loans as of the Cut-off Date) and (b) with respect to all other unscheduled payments of principal or recoveries on the Loans, the calendar month preceding the month in which the Payment Date is deemed to occur.

                  (f) Section 1.01 of the Original Indenture is amended by inserting in the first line of the definition of "Loan" after the words "Loan", the phrase "or Manufactured Home Loan".

                  (g) Section 1.01 of the Original Indenture is amended by inserting at the end of the definition of "Realized Loss" the following:

                           With respect to any Mortgage Certificate, the amount by which, under the documents relating thereto, the equivalent of Realized Losses with respect to the Group I Loans are allocated to the Mortgage Certificates so as to reduce the certificate principal balances thereof without distributing an equivalent amount allocated to principal in respect of the Mortgage Certificates.

                  (h) Section 1.01 of the Original Indenture is amended by deleting the definition of "Record Date" and substituting therefor the following:

                           "Record Date": With respect to any Payment Date, the last Business Day of the month preceding the month in which such Payment Date is deemed to occur.

                  (i) Section 1.01 of the Original Indenture is amended by inserting before the period at the end of the definition of "Eligible Investments":

                           Eligible Investment may include, without limitation, those investments for which the Trustee or an affiliate thereof provides services but which otherwise meets the requirements for an "Eligible Investment";

                  (j) Section 1.01 of the Original Indenture is amended by adding the following additional definitions:

                                    "Loan Rate": With respect to an item of
                  Collateral, the interest rate payable by the Borrower or other obligator according to the terms of the related Loan, as reduced by the application of any Soldiers' and Sailors' Shortfall.

                           "Manufactured Home": A unit of manufactured housing
                  which meets the requirements of Section 25(e) (10) of the code, including all accessions thereto, securing the indebtedness of the Borrower under the related Manufactured Home Loan

                           "Manufactured  Home Loan: A  manufactured  home
                  installment sales contract listed in Schedule I to the Series Supplement.

                           "Original  Group II Loan": A Group II Loan initially
                  pledged to the Trustee to secure the Bonds.

                           "Substitute Group II Loan": A Group II Loan pledged
                  to the Trustee to secure a Series of Bonds in substitution for a defaulted Group II Loan initially pledged to the Trustee to secure such Bonds or the related REO.

                  (k) Section 3.11 of the Original Indenture is amended as follows:

                                    (i)     Subsection  (c) is hereby  deleted
                           in its entirety and the following is substituted therefor:

                                            (c) Any item of Substitute
                                    Collateral substituted pursuant to
                                    subsection (a) hereof must be a Qualified
                                    Substitute Loan if the item of Original
                                    Collateral so substituted for was a Group II
                                    Loan.

                                    (ii) The following new subsection is added
to the end of Section 3.11:

                                            (d) Unless otherwise provided in the
                                    related Series Supplement, on any Subsequent
                                    Delivery Date for any Series, the Issuer will have the option to pledge to the Trustee under a Series Supplement as security for the Series, in substitution for a defaulted Original Group II Loan or REO securing such Series, a Substitute Group II Loan, to the extent that the Master Servicer has determined, in its reasonable business judgment, that the present value of any potential Realized Loss on such defaulted Original Group II Loan or REO will be reduced through the substitution of a Substitute Group II Loan for such defaulted Original Group II Loan or REO, and provided that such Substitute Group II Loan (i) is secured by the Mortgaged Premises that secure the defaulted Group II Loan or by such REO, (ii) has a Note Rate that is not less than the then current market rate for a Loan having similar characteristics (provided, however, that a Substitute Group II Loan may have a Note Rate less than the then current market rate so long as the aggregate Scheduled Principal Balance of all such Substitute Group II Loans on their respective dates of substitution does not exceed 1.00% of the initial aggregate Scheduled Principal Balance of all the Group II Loans initially pledged to secure such Series), and (iii) has a maturity date that is not later than nine months prior to the Stated Maturity of the Series of Bonds. Substitute Group II Loans substituted under this Section 3.11(d) for a defaulted Group II Loan or REO are not required to satisfy the requirements applicable to Substitute Mortgage Collateral contained in Section
                                    3.11 (a) and (c) hereof.

                                            On the Subsequent Delivery Date, the
                                    Issuer shall have the right to deliver and pledge to the Trustee as security for the Series in exchange for each Original Group II Loan a Substitute Group II Loan plus cash in an amount equal to the payment of principal and interest paid or to be paid on such Substitute Group II Loan during the month of the Subsequent Delivery Date.

                                            Upon such substitution, all the
                                    Issuer's right, title and interest to the Substitute Group II Loan shall be assigned to the Trustee pursuant to Section 4.02(2) or (3) of this Indenture, and the Issuer shall receive (1) the Original Group II Loan for which the Substitute Group II Loan was substituted and (2) all Proceeds received on the Due Date in the month of the Subsequent Delivery Date by the Trustee on the Original Group II Loan delivered to the Issuer.

                                            The Trustee shall receive, not later
                                    than the Subsequent Delivery Date, an
                                    Officer's Certificate of the Issuer and of the Master Servicer to the effect that:

                                                     (1) all instruments
                                            furnished to the Trustee in
                                            connection with such substitution
                                            conform to the requirements of this
                                            Indenture and the related Series
                                            Supplement and constitute sufficient
                                            authority hereunder for the Trustee
                                            to permit the substitution then
                                            applied for;

                                                     (2) all conditions
                                            precedent provided for in this
                                            Indenture and the related Series
                                            Supplement relating to the
                                            substitution then applied for have
                                            been complied with and the Issuer is
                                            duly entitled to effect such
                                            substitution;

                                                     (3) each Substitute Group
                                            II Loan has been duly and validly
                                            assigned to the Trustee free and
                                            clear of any lien, mortgage, pledge,
                                            charge, security interest or other
                                            encumbrance that is prior to the
                                            lien of the Indenture;

                                                     (4) Dynex as Master
                                            Servicer and Bond Administrator has
                                            determined, in its reasonable
                                            business judgment, that the present
                                            value of any potential Realized Loss
                                            on the defaulted Group II Loan or
                                            REO will be reduced through the
                                            substitution of the Substitute Group
                                            II Loan for such defaulted Group II
                                            Loan or REO; and

                                                     (5) if the Note Rate on the
                                            Substitute Group II Loan is less
                                            than the then current market rate
                                            for Loans having similar
                                            characteristics, the aggregate
                                            Scheduled Principal Balance of all
                                            such Substitute Group II Loans on
                                            their respective dates of
                                            substitution does not exceed 1.00%
                                            of the initial aggregate Scheduled
                                            Principal Balance of all the Group
                                            II Loans initially pledged to secure
                                            such Series.

                  (l) Section 6.17 of the Original Indenture is amended by deleting the first paragraph thereof and substituting therefor the following:

                           Each Holder of a Bond shall be deemed, by its
                  acceptance of such Bond, to have agreed (to the extent that such Holder may legally do so) not to file, join in the filing, or cause a filing against the Issuer of an involuntary petition under any bankruptcy or receivership law for a period of one year and one day following the payment of the Bonds and any other bonds of the Issuer.

                  (m) Section 6.08 of the Original Indenture is amended by deleting clause THIRD thereof and substituting the following:

                           (i)      the Senior Bonds; and

                                    (ii) the Subordinated Bonds provided that,
                  if there shall be more than one Class of Subordinated Bonds, payment shall be made in order of subordination so that payment of the unpaid principal of and interest on a more senior Class of the Subordinated Bonds shall be made before any payment is made to a Class of Subordinated Bonds which is subordinated to such more senior Class.

                  (n) Notwithstanding the provisions of Section 13.01(d) of the Original Indenture, the Issuer's obligation to deliver to the Trustee a Yearly Accountants' Certificate may be modified, eliminated or limited to the extent permitted by the Rating Agencies.

                  (o) All references in the Original Indenture to "Master Servicer" shall be deemed to refer to and mean Dynex as Master Servicer or "Master" Master Servicer or Bond Administrator.

Section 19.       Additional Covenants of the Issuer.

         (a) The Issuer shall not suffer to exist any claim against it on a recourse basis, which in its reasonable judgment giving due regard to the likelihood of success on the merits of such claim as well as any reserves or other arrangements which have been made to assure the payment of any such claims, creates a risk of insolvency proceedings against the Issuer.

         (b) The Issuer shall maintain its status as a "qualified REIT subsidiary" under Section 856(i)(2) of the Code unless it shall have received the prior written consent of the Rating Agencies to change or terminate such status.

Section 20.       Ratification of Indenture.

         As supplemented by this Series Supplement, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument.

Section 21.       Form of Bonds.

         The Class 1-A1 Bonds shall be substantially in the form of Exhibit 1-A1 attached hereto. The Class 1-A2 Bonds shall be substantially in the form of
Exhibit 1-A2 hereto. The Class 2-A1 Bonds shall be substantially in the form of
Exhibit 2-A1 attached hereto. The Class 2-A2 Bonds shall be substantially in the form of Exhibit 2-A2 hereto. The Class B-1 Bonds shall be substantially in the form of Exhibit B-1 hereto. The Class B-2 Bonds shall be substantially in the form of Exhibit B-2 hereto. The Class B-3 Bonds shall be substantially in the form of Exhibit B-3 hereto.

Section 22.       Schedules.

         Schedule I is attached hereto as contemplated by the Indenture.

Section 23.       Counterparts.

         This Series Supplement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

Section 24.       Governing Law.

         THIS SERIES SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED THEREIN.

         IN WITNESS WHEREOF, the Issuer and the Trustee have caused this Series Supplement to be duly executed by their respective officers thereunto duly authorized and, in the case of the Issuer, its respective signature duly attested all as of December 1, 1997.

                                  MERIT SECURITIES CORPORATION



                                  By:     _________________________________
                                           Lisa R. Cooke, Vice President

                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                   as Trustee


                                  By:      _________________________________
                                           Rafael Herrera, Vice President

                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULE I        A.       LOANS AND MORTGAGE CERTIFICATES
                  B.       GROUP II LOANS
                  C.       COLLATERALIZATION FUND LOANS
SCHEDULE II       LOSS REIMBURSEMENT AGREEMENT
EXHIBIT 1-A1      FORM OF CLASS 1-A1 BONDS
EXHIBIT 1-A2      FORM OF CLASS 1-A2 BONDS
EXHIBIT 2-A1      FORM OF CLASS 2-A1 BONDS
EXHIBIT 2-A2      FORM OF CLASS 2-A2 BONDS
EXHIBIT B-1       FORM OF CLASS B-1 BONDS
EXHIBIT B-2       FORM OF CLASS B-2 BONDS
EXHIBIT B-3       FORM OF CLASS B-3 BONDS